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                                                                   Exhibit 10(a)
                              H.B. FULLER COMPANY
                             PERFORMANCE UNIT PLAN


Section 1. Purpose.

     This Performance Unit Plan (the "Plan") is adopted by H.B. Fuller Company (the "Company"). The purposes of the Plan are to provide incentives and rewards to officers and employees of the Company or an affiliate of the Company who have significant responsibility for the success and growth of the Company and to assist the Company in attracting, motivating and retaining qualified officers and employees on a competitive basis.

Section 2. Definitions.

     As used in this Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Performance Units granted under this Plan.

     "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

     "Participant" shall mean any employee or officer of the Company or any Affiliate whom the Committee determines should be granted Performance Units under this Plan.

     "Performance Objectives" shall mean individual or Company performance goals as determined by the Committee for a Performance Period and as set forth in an Award Agreement.

     "Performance Period" shall mean a period of time designated by the Committee for achievement of the Performance Objectives and as set forth in an Award Agreement.

     "Performance Unit" shall mean any unit granted under this Plan, denominated in a U.S. dollar amount and evidencing the right to receive a cash payment or payments at some future date or dates, as determined by the Committee, and as set forth in an Award Agreement.

Section 3.  Administration.

     This Plan shall be administered by the Committee. Subject to the terms of this Plan and applicable law, the Committee shall have full power and authority to: (i) determine when Performance Units will be granted; (ii) select the Participants; (iii) determine the number of Performance Units to be granted to each Participant under this Plan; (iv) determine the terms and conditions of the Performance Units and the Award Agreement; (v) determine whether the Performance Objectives and other conditions to the payment of the Performance Units have been met; (vi) determine whether payments of the Performance Units will be made at the end of the Performance Period or deferred; (vii) determine whether Performance Units or payment of Performance Units shall be reduced or eliminated; (viii) amend or waive the terms and conditions of any Performance Units or Award Agreement; (ix) determine whether, to what extent and under what circumstances Performance Units may be canceled, forfeited or suspended; (x) interpret and administer this Plan and any instrument or agreement relating to this Plan; (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. Unless otherwise expressly provided in this Plan,
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all designations, determinations, interpretations and other decisions under or with respect to this Plan or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award Agreement, and any employee of the Company or any Affiliate.

Section 4.  Performance Units.

     Section 4.1. Grants. The Committee is hereby authorized to grant Performance Units to Participants subject to the terms of this Plan and any applicable Award Agreement. A Performance Unit granted under this Plan (i) shall be denominated in a U.S. dollar amount and payable in cash and (ii) shall confer on the holder thereof the right to receive a payment or payments at some future date or dates upon achievement of the Performance Objectives for a Performance Period. The number and value of any Performance Units shall be determined by the Committee. A Participant will have no rights with respect to Performance Units granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and by the Participant.

     Section 4.2. Performance Period. A person may be a Participant for more than one Performance Period, each Performance Period having its own Performance Objectives. Separate Performance Periods may overlap or run concurrently.

     Section 4.3. Forfeiture Prior to Payment. Except as otherwise determined by the Committee, upon termination of employment prior to completion of the Performance Period, all Performance Units credited to the Participant for such Performance Period shall be forfeited.

Section 5.  Amendment and Termination; Adjustments.

     Section 5.1. Amendment or Termination of the Plan. The Committee may amend, alter, suspend, discontinue or terminate this Plan at any time and for any reason, but no such action shall adversely affect the rights of a Participant under an outstanding Award Agreement without the consent of the Participant or holder or beneficiary thereof.

     Section 5.2. Amendments to Award Agreements. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award Agreement, if such action would adversely affect any rights with respect to an outstanding Award Agreement, without the consent of the Participant or holder or beneficiary thereof.

Section 6.  General Provisions.

     Section 6.1. Income Tax Withholding. In order to comply with all applicable income, social security, payroll or other tax laws or other regulations, the Company may take such action as it deems appropriate to ensure that all applicable income, social security, payroll or other taxes are withheld or collected from the Participants.

     Section 6.2. Performance Units Not Transferable. Performance Units shall not be transferable by a Participant other than by will or by the laws of descent and distribution. Performance Units may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     Section 6.3. No Rights to Performance Units. No Participant or other person shall have any claim to be granted Performance Units under this Plan, and there is no obligation for uniformity of treatment of Participants under this Plan. Terms and conditions of Award Agreements need not be the same with respect to different Participants or with respect to different Performance Periods.

     Section 6.4. No Cash Consideration for Awards. Performance Units are granted for no cash consideration.

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     Section 6.5.  No Limit on Other Compensation Arrangements.  Nothing
contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     Section 6.6. No Right to Employment. The grant of Performance Units shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

     Section 6.7. Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Plan and any rules and regulations relating to this Plan.

     Section 6.8. Severability. If any provision of this Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction or Award Agreement, and the remainder of this Plan or any such Award Agreement shall remain in full force and effect.

     Section 6.9. No Trust or Fund Created. Neither this Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     Section 6.10. Headings. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

     Section 6.11. Effective Date of Performance Unit Plan. This Plan shall be effective as of the date of its adoption by the Committee.

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